Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K



                             COOPERS & LYBRAND

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 40 to the Registration Statement of the Intermediate Tax Free, Capital Appreciation, Global High Yield Securities, International Equity, Latin American Equity, Pacific Basin Equity and Small Cap Funds (seven of the Funds comprising BT Investment Funds) on Form N-1A of our report dated October 29, 1996 on our audits of the financial statements and financial highlights of the Global High Yield Securities, Latin American Equity, Pacific Basin Equity and Small Cap Portfolios (four of the Portfolios comprising BT Investment Portfolios) and the Capital Appreciation Portfolio, International Equity Portfolio and Intermediate Tax Free Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption `Counsel and Independent Accountants.''



By:  COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
January 24, 1997